Exhibit 10.1

CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 4, 2023, by and among FARMER BROS. CO., a Delaware corporation ("Parent"), the Subsidiaries of Parent from time to time party to the Credit Agreement (as defined below) as borrowers in accordance with the terms thereof (together with Parent, each a "Borrower" and individually and collectively, jointly and severally, "Borrowers"), the undersigned Lenders (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, "Agent") under the Credit Agreement referred to below.

WHEREAS, pursuant to that certain Credit Agreement dated as of April 26, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a "Lender"), Agent, Borrowers, and the other Loan Parties from time to time party thereto, the Lender Group has agreed to make or issue Loans, Letters of Credit and other certain financial accommodations thereunder; and

WHEREAS, Borrowers have informed Agent and Lenders that Borrowers (i) have sold the owned real property located at the addresses set forth on Exhibit A attached hereto (collectively, the "Prior Real Property Sales"), and (ii) intend to sell the owned real property located at the addresses set forth on Schedule S-1 attached hereto (collectively, the "Specified Real Property Sales");

WHEREAS, Borrowers have requested that Agent and the Lenders (i) consent to the Prior Real Property Sales and the Specified Real Property Sales and (ii) agree to amend the Credit Agreement in certain respects, in each case, as more specifically set forth herein, and Agent and the Lenders have agreed to the foregoing, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.          Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.            Consent.  Effective upon the satisfaction of the conditions to effectiveness set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 7 below, Agent and Lenders hereby consent to (a) the Prior Real Property Sales and (b) the Specified Real Property Sales; provided that each Specified Real Property Sale shall comply with the applicable conditions set forth in clause (o) of the definition of "Permitted Dispositions" set forth in Section 1.1 of the Credit Agreement (as amended by this Amendment) and may only be consummated within the 18 month period following the Fifth Amendment Closing Date (as defined in the Credit Agreement as amended by this Amendment).  For the avoidance of doubt, after giving effect to this consent, each Prior Real Property Sale and each Specified Real Property Sale (to the extent each such sale applies with the applicable conditions set forth in clause (o) of the definition of "Permitted Dispositions" set forth in Section 1.1 of the Credit Agreement (as amended by this Amendment)) shall be considered a "Permitted Disposition" for all purposes under the Credit Agreement and the other Loan Documents.  The foregoing consents (A) shall only be relied upon and used for the specific purpose set forth herein, (B) shall not constitute nor be deemed to constitute a waiver of any Default or Event of Default, (C) shall not constitute nor be deemed to constitute a consent by Agent or any Lender to anything other than the specific matters set forth herein and (D) shall not constitute a course of dealing among the parties hereto.

3.           Amendments to Credit Agreement.  In reliance upon the representations and warranties of Borrowers set forth in Section 7 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a)        Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term in appropriate alphabetical order:

"Fifth Amendment Closing Date" means December 4, 2023.

(b)          Clause (o) of the definition of "Permitted Dispositions" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(o)        Disposition of any real property owned in fee (including any Specified Real Property, but excluding any Real Property Collateral); provided that (i) written notice thereof shall be provided to the Agent at least ten (10) days in advance thereof, (ii) such sale shall be on commercially reasonable prices and terms and conducted as part of a bona fide arm's length transaction, (iii) no Event of Default shall have then occurred and be continuing or would result therefrom (it being agreed, however, that if an Event of Default shall occur during the pendency of any agreement of purchase and sale, Loan Party shall be permitted to consummate the transaction as required by such agreement of purchase and sale with the prior written consent of the Agent), and (iv) the aggregate fair market value of all real property (other than the Specified Real Property) sold pursuant to this clause (o) after the Fifth Amendment Closing Date shall not exceed $2,500,000;

(c)          Schedule S-1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule S-1 attached hereto.

4.            Continuing Effect.  Except as expressly set forth in Section 2 and Section 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.  This Amendment is a Loan Document.

5.         Reaffirmation and Confirmation.  Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

6.        Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:

(a)          Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Borrowers;

(b)          no Default or Event of Default shall have occurred and be continuing on the date hereof;

(c)          each of the representations and warranties of each Loan Party set forth in the Credit Agreement and each of the other Loan Documents, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(d)          Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses of Agent (including reasonable and documented outside attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith that have been invoiced on or before the date hereof.

7.          Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and the Lenders that:

(a)         after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Credit Agreement and each of the other Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)          no Default or Event of Default has occurred and is continuing; and

(c)          this Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

8.            Miscellaneous.

(a)         Expenses.  Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent and the Lenders (including reasonable and documented outside counsel’s fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided in this Section 8(a) shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)        Choice of Law and Venue; Jury Trial Waiver.  Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)          Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

9.            Release.

(a)         In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto; provided, however, nothing in this Section 9 shall apply to any Claim that a court of competent jurisdiction finally determines to have resulted from the gross negligence of, willful misconduct of, or material breach of the Loan Documents by a Releasee or its officers, directors, employees, attorneys or agents.  For the avoidance of doubt, nothing in this Section 9 shall prevent the Loan Parties from bringing a suit against Agent or the Lenders in a court of competent jurisdiction alleging gross negligence of, willful misconduct of, or material breach of the Loan Documents by a Releasee or its officers, directors, employees, attorneys or agents.

(b)        Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:	FARMER BROS. CO., a Delaware corporation

	By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

BOYD ASSETS CO., a Delaware corporation

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

FBC FINANCE COMPANY, a California corporation

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

COFFEE BEAN HOLDING CO., INC., a Delaware corporation

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

COFFEE BEAN INTERNATIONAL, INC., an Oregon corporation

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

Signature Page to Consent and Amendment No. 5 to Credit Agreement

CHINA MIST BRANDS, INC., a Delaware corporation

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel

Signature Page to Consent and Amendment No. 5 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association as Agent and a Lender

By:	/s/ Michael Gerard
Name:	Michael Gerard
Title:	Director

Signature Page to Consent and Amendment No. 5 to Credit Agreement

EXHIBIT A

Prior Real Property Sales

1.	1105 Aviation Drive, Lake Havasu, AZ 86404

2.	9373 Remick Avenue, Los Angeles, CA 91331

3.	8802 Swigert Court, Bakersfield, CA 93311

4.	11460 Commercial Pkwy., Castroville, CA 95012

5.	1325 Don Haskins Drive, El Paso, TX 79936

6.	2230 S. 2000 West, West Valley City, UT 84119

7.	10915 E. Montgomery Drive, Spokane Valley, WA 99206

Schedule S-1

Specified Real Property

1.	4243 Arch Road, Stockton, CA9 5215

2.	72205 Corporate Way, Thousand Palms, CA 92276

3.	470 E. Todd Road, Santa Rosa, CA 95407

4.	3880 Technology Way, Carson City, NV 89706

5.	3818 South Evans Blvd., Tucson, AZ 85714

6.	460 South A Street, Elko, NV 898001

7.	3074 84th Lane NE, Blaine, MN 55449

8.	13131 Broadway Extension, Oklahoma City, OK 73114